Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Formation
Jernigan Capital Operating Company, LLC	Delaware
Jernigan Capital OP, LLC	Delaware
JCAP FI Holdings, LLC	Delaware
Storage Builders II, LLC	Delaware
Fleming Island SS Holding, LLC	Florida
Fleming Island SS, LLC	Florida
McGinnis Ferry Parent, LLC	Georgia
McGinnis Ferry Owner, LLC	Georgia
Franklin Parent, LLC	Georgia
Franklin Owner, LLC	Georgia
Bakery Square Self Storage Parent, LLC	Florida
Bakery Square Self Storage, LLC	Florida
Bakery Square Operations, LLC	Delaware
Jernigan Van Nuys PE Member, LLC	Delaware
Mallard Creek Partners, LLC	Wyoming
Mallard Creek Store #2, LLC	Wyoming
LR-Bayshore 1, LLC	Delaware
North Haven Self Storage, LLC	Connecticut
453 Washington Avenue North Haven, LLC	Connecticut
SPMI Holding, LLC	Delaware
MM Storage Partners, LP	Delaware
Storage Partners of Miami I, LLC	Delaware
PLG Jacksonville Storage, LLC	Delaware
Miami City Self Storage 28th Lane, LLC	Florida
Miami City Self Storage 3rd Ave, LLC	Florida
Miami City Self Storage 6th Ave, LLC	Florida
Miami City Self Storage Pembroke Pines Blvd Owner, LLC	Florida
Miami City Self Storage Doral 77th Owner, LLC	Florida
JCAP TRS, LLC	Delaware
JCAP Management, LLC	Delaware
JCAP Bogart Storage LLC	Delaware
JCAP Grand Storage LLC	Delaware
JCAP NHP Storage, LLC	Delaware
Monroe Atlanta VFS, LLC	Delaware
Monroe Atlanta Owner, LLC	Delaware
Northside Atlanta VFS, LLC	Delaware
Northside Atlanta Owner, LLC	Delaware
10th & Seigle Ave. Holdings, LLC	Delaware
10th & Seigle Ave, LLC	Delaware
7807 Kingston Pike, LLC	Delaware
Hurstbourne Storage, LLC	Delaware
PVR Storage, LLC	Delaware
Mequity Vinings, LLC	Delaware
Lauderdale Storage Builders LLC	Delaware
10 Hampshire Property LLC	Delaware